UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2007
Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33206	61-1500501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 North Sam Houston Parkway, E., Suite 1000
Houston, Texas		77060
(Address of principal executive offices)		(Zip Code)
(281) 618-0400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
Agreement and Plan of Merger
Press Release
Conference Call Presentation

Item 1.01 Entry into a Material Definitive Agreement.
On June 11, 2007, Cal Dive International, Inc. (“Cal Dive”) and Horizon Offshore, Inc. (“Horizon”) issued a joint press release announcing that they have signed a definitive agreement (the “Merger Agreement”) under which Horizon will merge into Cal Dive Acquisition LLC, a wholly-owned subsidiary of Cal Dive, in exchange for cash and common stock of Cal Dive. As a result, Horizon will become a wholly-owned subsidiary of Cal Dive.
Under the terms of the Merger Agreement, Horizon stockholders will receive in the merger a combination of 0.625 shares of Cal Dive common stock and $9.25 in cash for each share of Horizon common stock outstanding, or an estimated total of 20.4 million Cal Dive shares and $302.5 million in cash. Based on Cal Dive’s closing stock price on Monday, June 11, 2007, this equates to a transaction value of approximately $19.25 per Horizon share, which represents premiums of approximately 14% to Horizon’s closing price on Monday, June 11, 2007, and approximately 18% to Horizon’s 30-day average trading price.
It is expected that the transaction will be tax free to Horizon and the stock portion of the consideration will be received tax free by its stockholders. Upon completion of the transaction, it is anticipated that Horizon stockholders will own approximately 20% of the common stock of Cal Dive compared to approximately 80% owned by existing Cal Dive stockholders. It is further anticipated that Helix Energy Solutions Group, Inc., Cal Dive’s majority stockholder, will own approximately 59% of the combined company, compared to its current ownership of approximately 73% of Cal Dive.
The cash portion of the transaction will be funded through a $675 million commitment from Bank of America, consisting of a $375 million senior secured term loan and a $300 million senior secured revolving credit facility. There is no financing condition to consummation of the transaction. Following the transaction, Cal Dive believes its strong cash flow from operations will allow it to reduce its net debt, fully fund its current capital program and pursue future growth initiatives. The limited amortization payments and prepayable nature of the term loan provide Cal Dive significant financial flexibility. In connection with this transaction, Banc of America Securities LLC and J.P. Morgan Securities Inc. have terminated an equity lockup agreement that was scheduled to expire on June 12, 2007.
The acquisition is conditioned upon, among other things, the approval of Horizon stockholders, the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary regulatory approvals. The transaction is expected to be completed in the third quarter of 2007.
Cal Dive is currently a subcontractor providing manned diving services to Horizon and its ultimate customers. For 2006 and the first quarter of 2007, amounts paid by Horizon to Cal Dive for such services were approximately $16.2 million and $4.1 million, respectively.
The foregoing summary is not intended to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events.
On June 11, 2007, Cal Dive issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. Also on June 11, 2007, Cal Dive posted to its website presentation materials for use by investors in connection with Cal Dive’s teleconference and webcast on June 12, 2007 relating to its proposed business combination with Horizon. A copy of such presentation materials is attached hereto as Exhibit 99.2 and incorporated herein by reference.
Important Additional Information will be filed with the SEC
In connection with the proposed merger, Cal Dive will file a Registration Statement on Form S-4, Horizon will file a proxy statement, and Cal Dive will file an information statement and both companies will file other relevant documents concerning the proposed merger with the SEC. Investors and securities holders of both companies are urged to read the Form S-4, proxy statement and information statement when they become available because those documents will contain important information about the proposed merger. The definitive proxy statement will be mailed to Horizon stockholders, and the definitive information statement will be mailed to Cal Dive stockholders. Investors and security holders may obtain a copy of such documents free of charge from the SEC’s website at www.sec.gov. Copies of such documents may also be obtained free of charge from Cal Dive’s website at www.caldive.com and Horizon’s website at www.horizonoffshore.com.
Participants in the Solicitation
Cal Dive, Horizon and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Horizon’s stockholders in favor of the proposed merger. Information regarding Cal Dive’s directors and executive officers is available in Cal Dive’s proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 9, 2007. Information regarding Horizon’s directors and executive officers is available in Horizon’s proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 24, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement and information statement, and other relevant documents filed with the SEC when they become available. You can obtain free copies of these documents from Cal Dive or Horizon using the contact information above.
Item 9.01 Financial Statements and Exhibits.
  (c)      Exhibits.

2.1	Agreement and Plan of Merger, dated as of June 11, 2007 by and among Cal Dive International, Inc., Cal Dive Acquisition, LLC, and Horizon Offshore, Inc.*

99.1	Press Release issued jointly by Cal Dive International, Inc. and Horizon Offshore, Inc. dated June 11, 2007.

99.2	Conference Call Presentation (including reconciliations to non-GAAP financial information).

*	The schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ G. Kregg Lunsford

G. Kregg Lunsford
Executive Vice President,
Chief Financial Officer and Treasurer
Date: June 12, 2007

Index to Exhibits
Exhibits.

2.1	Agreement and Plan of Merger, dated as of June 11, 2007 by and among Cal Dive International, Inc., Cal Dive Acquisition, LLC, and Horizon Offshore, Inc.*

99.1	Press Release issued jointly by Cal Dive International, Inc. and Horizon Offshore, Inc. dated June 11, 2007.

99.2	Conference Call Presentation (including reconciliations to non-GAAP financial information).

*	The schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule to the SEC upon request.